SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
March 27, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On March 27, 2009, Environmental Tectonics Corporation (the “Company”) was advised by NYSE AMEX LLC (“AMEX”) that it had agreed to continue the listing of the Company’s common stock through at least August 11, 2009 and January 4, 2010, subject to the Company attaining certain milestones. The Company had submitted a compliance plan in response to a letter received from AMEX on July 2, 2008 stating that the Company was not in compliance with Section 1003 of the AMEX Company Guide. The Company had submitted an additional compliance plan in response to a letter received from AMEX on February 11, 2009 stating that the Company was not in compliance with Section 704 of the AMEX Company Guide. Specifically, the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, Section 1003(a)(ii) of the AMEX Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholders’ equity of less than $6,000,000 and net losses in its five most recent fiscal years. Additionally, the Company is not in compliance with Section 704 of the AMEX Company Guide in that the Company failed to hold an annual meeting of its shareholders in 2008. This non-compliance by the Company with Sections 704 and 1003 of the AMEX Company Guide makes the Company’s common stock subject to being delisted from AMEX.
          The Company has been granted an extension until August 11, 2009 to hold an annual meeting of its shareholders and regain compliance with Section 704 of the AMEX Company Guide. The Company had previously been granted an extension until March 16, 2009 to regain compliance with Section 1003 of the AMEX Company Guide. The Company has now been granted an additional extension until January 4, 2010 to regain compliance with Section 1003 of the AMEX Company Guide. The Company will be required to achieve certain milestones during the extension periods and will be subject to periodic review by AMEX staff during the extension periods. Failure to make progress consistent with the compliance plans or to regain compliance with the continued listing standards by the end of either extension period could result in the Company being delisted from AMEX.
          As a consequence of falling below the continued listing standards of the AMEX Company Guide, the Company has been included in a list of issuers that are not in compliance with AMEX’s continued listing standards. Additionally, an indicator has been added to the Company’s trading symbol noting the Company’s non-compliance with the continued listing standards of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
          A copy of the press release issued by the Company on April 3, 2009 disclosing AMEX’s grant of extensions to regain compliance with the AMEX listing standards is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed in accordance with Item 601 of Regulation S-K:
          99.1       Press Release dated April 3, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant

Date: April 3, 2009	By	/s/ Duane D. Deaner

Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated April 3, 2009.